DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 21, 2025
Equinor ASA
Forusbeen 50
N-4035 Stavanger
Norway
Ladies and Gentlemen:
We hereby consent to the references to DeGolyer and MacNaughton contained in the section entitled “Operational Performance; Proved Oil and Gas Reserves; Preparation of reserves estimates;
DeGolyer and MacNaughton report” of the Exhibit 15.5 Oil and Gas Reserves Report to Form 20-F for
the year ended December 31, 2024, of Equinor ASA (the “Form 20-F”), to the inclusion of our report of third party dated February 13, 2025, concerning our independent evaluation, as of December 31, 2024, of certain properties in which Equinor ASA has represented it holds an interest (our “Report of Third
Party”), which is included as an exhibit to the Form 20-F, and to the incorporation by reference thereof of our Report of Third Party in the Registration Statements on Form S-8 (File Nos. 333-121382,
333-168426, and 333-262601) pertaining to the Equinor US Holdings Inc. Employee Share Purchase Plan
and in the Registration Statement on Form F-3 (File No. 333-271647) of Equinor ASA, Equinor Energy
AS and Equinor US Capital LLC.
Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716